Exhibit 99.5

June 8, 2021

Atour Lifestyle Holdings Limited (the “Company”)

18th floor, Wuzhong Building,

618 Wuzhong Road, Minhang District,

Shanghai,

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on June 8, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Chao Zhang
Name: Chao Zhang